UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

Ambiq Micro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42766	27-1911389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Blvd. Building 7 Austin, Texas	78730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512 879-2850

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	AMBQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 5, 2026, Ambiq Micro, Inc. (the “Company”) increased the size of the Company’s Board of Directors (the “Board”) from six to seven directors and appointed Dr. Bernard B. Banks to fill the newly created directorship. Dr. Banks will serve as a Class III director until the Company’s 2028 annual meeting of stockholders, at which time he is expected to stand for election by the Company’s stockholders. Dr. Banks was appointed by the Board to serve as a member of the Audit Committee of the Board.

Dr. Banks is the Director of Rice University’s Doerr Institute for New Leaders where he oversees leader development initiatives for all Rice University students. Prior to joining the Doerr Institute in January 2024, he served on the senior leadership team and faculty at Northwestern University’s Kellogg School of Management for six years. A former career military officer who led organizations ranging in size from 10 to over 3000 people, Dr. Banks served on active duty in the United States Army for 29 years and retired with the rank of Brigadier General. Dr. Banks earned his Ph.D. in social-organizational psychology from Columbia University. He also holds graduate degrees from Northwestern University (MBA), Harvard University (MPA), Central Michigan University (MSS), US Army War College (MSS), and Columbia University (MA and MPhil).

Dr. Banks will be compensated on the same basis as all other non-employee directors of the Company, as described in the Company’s Non-Employee Director Compensation Policy, a copy of which was filed as Exhibit 10.2 to the Company’s Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on July 21, 2025, as amended from time to time.

Dr. Banks has entered into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was filed as Exhibit 10.1 to the Company’s Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on July 21, 2025.

No family relationships exist between Dr. Banks and any of the Company’s other directors or executive officers. There are no arrangements or understandings pursuant to which Dr. Banks was appointed as a director, and there are no related party transactions between the Company and Dr. Banks reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	Ambiq Micro, Inc.

	By:	/s/ Michele Connors
Michele Connors
General Counsel